Wynne B. Stern, Jr.
                           Attorney At Law
                    342 Madison Avenue, Suite 1002
                      New York, New York 10173

                    Telephone:  (212) 808-0042
                    Telecopier: (212) 808-0065


                         January 6, 1997

OCG Technology, Inc.
450 West 31st Street
11th Floor
New York, New York 10001

Attn:  Edward C. Levine

               Re:  OCG Technology, Inc.  (the "Company")
                    Registration Statement on Form S-3, as Amended

Gentlemen:

     At your request, we have examined the form of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC") on December 24, 1996, and Amendment No. 1 thereto to be filed with the SEC on or about January 7, 1997 (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 11,124,403 shares of the Common Stock, $.01 par value per share (the "Stock").

     In rendering the following opinion, we have examined and relied only upon the documents and certificates of officers and directors of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

          1. Certificate of Incorporation of the Company, as amended to date.

          2.   By-Laws of the Company, as amended to date.

          3. Resolutions adopted by the Board of Directors of the Company.

          4.   The Company's most recent Annual Report on Form
               10-KSB.

          5.   The Company's most recent Annual Report on Form
               10-QSB.

          6.   Certain corporate books and records.

          7.   Officer and Director representation letters.

     We have not undertaken, and do not intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

     Based on the foregoing, it is our opinion that the Stock which has been issued and which will be issued upon due exercise of the warrants and payment therefor, subject to the effectiveness of the Registration Statement and compliance with applicable blue sky laws, is, and will be, duly and validly authorized, fully-paid and non-assessable.

     We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which noncompliance with such laws might have on the validity of issuance of the Stock.

     We hereby consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state of other jurisdictions' securities act for purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock in connection with the offering described in the Registration Statement. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you; (ii) may not be relied upon by any other party; (iii) covers only matters of Federal law, and nothing in this opinion shall be deemed to apply any opinion related to the laws of any other jurisdiction; (iv) may not be quoted or reproduced or delivered by you to any other person; and
(v) may not be relied upon by you or anyone else for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, we do not admit that we are an expert with respect to any part of the Registration Statement or any Prospectus within the meaning of the term "expert" as used in Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                              Very truly yours,

                              /s/ Wynne B. Stern, Jr.